Exhibit 99.1

CytoSorbents To Expand Direct Sales of CytoSorb® to the United Kingdom, the Sixth Largest Medical Device Market in the World

MONMOUTH JUNCTION, N.J., April 14, 2022 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, announces that it has registered a new subsidiary, CytoSorbents Medical Limited, with plans to establish a direct sales presence within the United Kingdom (UK) and Ireland. CytoSorbents previously sold CytoSorb® via distributor partners within the region. With a new direct commercialization presence, CytoSorbents expects to focus its resources and expertise to expand the use of CytoSorb® in hospitals throughout this territory, while providing world-class support and education for physicians and healthcare professionals. The UK is the third largest medical device market in Europe and the sixth largest in the world. CytoSorbents will now directly commercialize its products in 15 countries, with sales in more than 70 countries worldwide.

CytoSorbents recently hired Mr. Shaun Whittemore as Country Manager - UK & Ireland, to drive and coordinate market development in the region. Mr. Whittemore brings 20 years of sales, marketing and product specialist experience supporting large, global medical technology companies including LivaNova, Johnson & Johnson, and Smith+Nephew. Prior to joining CytoSorbents, Mr. Whittemore was most recently Commercial Manager, UK & Ireland at LivaNova.

“I am delighted to be part of this exciting opportunity to further develop and grow the market for CytoSorb in the United Kingdom and the Republic of Ireland and expect to leverage my insight and expertise from a career extending over two decades within the healthcare sector. I believe the benefits of our innovative blood purification technology will make a positive impact on the lives of treated patients throughout the region,” said Whittemore.

Dr. Christian Steiner, Executive Vice President, Sales and Marketing of CytoSorbents stated, “As we establish a direct sales team in the UK and Ireland, we are excited to work more closely with physicians to improve awareness and usage of CytoSorb in its many applications in critical care and cardiac surgery. We also expect to continue working with the UK’s National Health Service (NHS), one of the world’s largest and well-renowned healthcare systems, to educate them on the clinical benefits and cost-effectiveness of our technology. To begin with, we plan to highlight last year’s NICE Medtech innovation briefing on the use of CytoSorb to reduce the risk of bleeding during cardiothoracic surgery in patients on blood thinning medications in the UK health system. Our direct sales expansion into one of the largest medical device markets in the world is just one of many new initiatives intended to drive our core growth overall.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification.  Its flagship product, CytoSorb®, is approved in the European Union with distribution in more than 70 countries around the world as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death.  These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist.  CytoSorb is also being used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure.  More than 162,000 cumulative CytoSorb devices have been utilized as of December 31, 2021.  CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber.  Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with imminent or confirmed respiratory failure.  The DrugSorb™-ATR Antithrombotic Removal System, which is based on the same polymer technology as CytoSorb, has also been granted FDA Breakthrough Designation for the removal of ticagrelor, as well as FDA Breakthrough Designation for the removal of the direct oral anticoagulant (DOAC) drugs, apixaban and rivaroxaban, in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery. The Company has initiated two FDA approved pivotal trials designed to support U.S. marketing approval of DrugSorb-ATR. The first is the 120-patient, 20 center STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) randomized, controlled trial evaluating the ability of intraoperative DrugSorb-ATR use to reduce perioperative bleeding risk in patients on ticagrelor undergoing cardiothoracic surgery. The second is the 120-patient, 25 center STAR-D (Safe and Timely Antithrombotic Removal-Direct Oral Anticoagulants) randomized, controlled trial, evaluating the intraoperative use of DrugSorb–ATR to reduce perioperative bleeding risk in patients undergoing cardiothoracic surgery on direct oral anticoagulants, including apixaban and rivaroxaban.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption.  Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others.  The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb™-ATR, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, expectations regarding the future impacts of COVID-19 or the ongoing conflict between Russia and the Ukraine, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 10, 2022, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Investor Relations Contact:

Terri Anne Powers

Vice President, Investor Relations

and Corporate Communications

(732) 482-9984

tpowers@cytosorbents.com

U.S. Public Relations Contact:
Eric Kim Rubenstein Public Relations
212-805-3052
ekim@rubensteinpr.com